SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to 14a-12

SunGard Data Systems Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

THIS FILING CONSISTS OF A CUSTOMER SLIDE PRESENTATION REGARDING THE PROPOSED MERGER.

Customer Slide Presentation

About the Transaction

In connection with the proposed merger, SunGard will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

SunGard To Be Acquired by Private Equity Group

•	Investors include:

•	Silver Lake, Bain Capital, The Blackstone Group, Goldman Sachs Capital Partners, KKR, Providence Equity, Texas Pacific Group

•	Financing arranged and/or provided by:

•	JP Morgan Bank, Citigroup, Deutsche Bank, Goldman Sachs, Morgan Stanley

•	$11.3 bn deal expected to close in third quarter

•	Executive management team remains in place and will become co-investors

•	Corporate headquarters remain in Wayne, PA.

Business as Usual

•	We will continue to focus our efforts on meeting your current and future needs

•	Success depends on growth – not on restructuring or reduction of service levels

•	We will continue to invest in product development and M&A program

•	No change in strategic direction — we will continue to implement our plans but “better and faster”

•	The investors and management of SunGard have the same long-term timeframe as our customers

•	The investors do not have any plans to break up or spin off business units in the short or medium term